UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2022, Guess?, Inc. (the “Company”) entered into an Amended and Restated Loan, Guaranty and Security Agreement (the “Loan Agreement”) by and among the Company, Guess? Retail, Inc., Guess.com, Inc. (collectively, the “U.S. Borrowers”), Guess? Canada Corporation (“Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), the guarantors party thereto (the “Guarantors”), the financial institutions from time-to-time party thereto as lenders (the “Lenders”), and Bank of America, N.A., as agent for the Lenders (“Agent”), which amends and restates that certain Loan, Guaranty and Security Agreement, dated as of June 23, 2015, as amended by that certain Amendment Number One to Loan, Guaranty and Security Agreement, dated as of February 16, 2016, that certain Amendment Number Two to Loan, Guaranty and Security Agreement, dated as of April 22, 2019, and that certain Amendment Number Three to Loan, Guaranty and Security Agreement, dated as of April 21, 2020, by and among the Borrowers, the Guarantors, the Lenders and Agent (as so amended, the “Existing Loan Agreement”).

The Loan Agreement amends and extends the maturity of the existing credit facility under the Existing Loan Agreement and provides a senior secured asset-based revolving credit facility that has a maturity date of December 20, 2027, subject to earlier maturity as of 60 days before the maturity date of the Company’s outstanding convertible notes if the notes have not been refinanced or converted into equity by that date and arrangements satisfactory to the Lenders for the refinancing or conversion of the notes have not been made. At closing, there were no direct borrowings and approximately $9.6 million of letters of credit outstanding under the Loan Agreement.

The Loan Agreement provides for borrowing capacity in an amount of up to $150 million, including a Canadian sub-facility of up to $20 million, and a borrowing base that is computed quarterly, monthly or weekly, as applicable, and is composed of the Borrowers’ accounts receivable, inventory and eligible cash, subject to certain reserves. Under the Loan Agreement, the Borrowers have an option to expand the revolving credit facility by up to $150 million in the aggregate subject to the terms and conditions of the Loan Agreement, including the willingness of existing or new lenders to assume such increased amount. The revolving credit facility includes a $35 million sublimit for U.S. letters of credit and a $15 million sublimit for Canadian letters of credit and also includes a U.S. swingline sub-facility of up to $10 million and a Canadian swingline sub-facility of up to $5 million.

The Borrowers may voluntarily reduce or terminate the revolver commitments and prepay outstanding loans under the Loan Agreement, in whole or in part, at any time, subject to customary administrative provisions.

The revolving credit facility may be used to repay debt and for working capital and other general corporate purposes. The revolving credit facility bears interest based on the daily balance outstanding, for loans to the U.S. Borrowers, at the U.S. base rate plus an applicable margin (varying from 0.25% to 0.75%) or at Term SOFR plus a spread adjustment plus an applicable margin (varying from 1.25% to 1.75%), provided that Term SOFR may not be less than zero, or, for loans to the Canadian Borrower, at the Canadian prime rate plus an applicable margin (varying from 0.25% to 0.75%) or at the Canadian BA rate plus an applicable margin (varying from 1.25% to 1.75%), provided that the Canadian BA rate may not be less than zero. The applicable margins are calculated quarterly and vary based on the average daily availability of the aggregate borrowing base as set forth in the Loan Agreement. The U.S. base rate is based on the greater of (i) the U.S. prime rate, (ii) the federal funds rate, plus 0.50%, and (iii) Term SOFR plus a spread adjustment for a 30 day interest period, plus 1.0%, provided that the U.S. base rate may not be less than zero; and the Canadian prime rate is based on the greater of (i) the Canadian prime rate, and (ii) the Canadian BA rate for a one month interest period, plus 1.0%, provided that the Canadian prime rate may not be less than zero. The revolving credit facility also carries a commitment fee equal to the available but unused borrowings at 0.20% per annum.

The Loan Agreement also contains various annual sustainability key performance targets, the achievement of which would result in an adjustment to the interest margin ranging from a plus 5 basis points to a minus 5 basis points per year and the commitment fee ranging from a plus 1 basis point to a minus 1 basis point per year.

The obligations under the Loan Agreement are guaranteed by the Company and the Company’s existing and future domestic and Canadian subsidiaries, subject to certain exceptions, and such obligations are secured by a first priority lien on substantially all of the assets of the Borrowers and the Guarantors, as applicable.

The terms of the Loan Agreement require the Company to maintain a consolidated fixed charge coverage ratio of 1.0:1.0 on a trailing four-quarter basis if a default or an event of default occurs under the Loan Agreement or availability under the Loan Agreement falls below the greater of 10% of the aggregate borrowing base and $12.5 million. The Loan Agreement also includes customary representations and warranties, affirmative and negative covenants and events of default.

The foregoing is intended only to be a summary of the Loan Agreement and is qualified in its entirety by the Loan Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on December 22, 2022 announcing its amended and restated asset-based credit facility. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Loan, Guaranty and Security Agreement dated as of December 20, 2022, among Guess?, Inc., Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent for the lenders.

99.1	Press release issued by Guess?, Inc. dated December 22, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022	GUESS?, INC.

	By:	/s/ DENNIS R. SECOR
Dennis R. Secor Interim Chief Financial Officer

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